United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2024

Landmark Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-33203

Delaware	43-1930755
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

701 Poyntz

Manhattan, Kansas 66502

(Address of principal executive offices, including zip code)

(785) 565-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LARK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2024, Landmark Bancorp, Inc. (the “Company”) announced that it has appointed Abigail M. Wendel to serve as the President and Chief Executive Officer of the Company and Landmark National Bank, its wholly-owned bank subsidiary (the “Bank”), effective on the transition date, which is currently anticipated to be March 29, 2024 (the “Transition Date”), and will join their respective boards of directors. Michael E. Scheopner, who has been with the Bank since 1996 and has served as the Company’s and the Bank’s President since 2013 and Chief Executive Officer since 2014, will retire from those positions on the Transition Date. Mr. Scheopner will continue to serve as a non-executive employee of the Company and the Bank until his full retirement on December 31, 2024. Mr. Scheopner will also continue to serve on the boards of directors of the Company and the Bank through the end of their terms.

Appointment of Ms. Wendel. Ms. Wendel, age 50, has served in the banking industry for over 27 years. Since 2018, Ms. Wendel has been serving as President of Consumer Banking for UMB Bank, N.A. (“UMB”). UMB is a regional bank headquartered in Kansas City, Missouri, with over $44.0 billion in assets. Prior to her latest role at UMB, Ms. Wendel served as Senior Vice President and Director of Corporate Strategy, Government & Investor Relations from 2008 to 2015 and as Executive Vice President, Chief Strategy Officer from 2015 to 2018. Prior to joining UMB, Ms. Wendel served in various roles for the Federal Reserve Bank of Kansas City for twelve years. Ms. Wendel is also involved in a number of community organizations in and around Kansas City.

On March 1, 2024, the Company and Ms. Wendel entered into an employment agreement, the form of which is substantially similar to the employment agreements entered into with the other executive officers of the Company. The agreement will be effective March 29, 2024 and provides Ms. Wendel with an annual base salary of $480,000, a cash incentive award of $100,000 payable in early 2025, target annual incentive award opportunity of 35% of base salary beginning in 2025 and certain employee and fringe benefits. Ms. Wendel has been granted 40,000 shares of non-qualified stock options with a strike price of $19.43 per share and a grant of 5,000 shares of restricted stock, both subject to her commencing employment and remaining through the applicable vesting dates. Commencing in 2025, Ms. Wendel will also be eligible to receive ongoing equity awards in the ordinary course. The employment agreement provides for an initial three-year term, subject to automatic renewals.

There are no family relationships between Ms. Wendel and any of the Company’s directors or executive officers. There is no arrangement or understanding between Ms. Wendel and any other person pursuant to which she was selected as an officer and director, nor is the Company aware, of any related-person transaction or series of transactions required to be disclosed under Item 404(a) of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended.

The foregoing description of the employment agreement between the Company and Ms. Wendel is qualified in its entirety by the text of the employment agreement, attached hereto as Exhibit 10.1.

Mr. Scheopner’s Retirement. Mr. Scheopner will retire as the President and Chief Executive Officer of the Company and the Bank, effective on the Transition Date. On March 1, 2024, the Company and Mr. Scheopner entered into an addendum to his existing employment agreement providing, among other things, that Mr. Scheopner will serve as a non-executive employee until his full retirement on December 31, 2024. Mr. Scheopner’s existing employment agreement remains in effect and the amendment provides that, during his service as a non-executive employee, Mr. Scheopner will receive his current annual base salary through June 30, 2024. From July 1, 2024 through December 31, 2024, Mr. Scheopner will receive a salary of $10,000 a month and will receive the same benefits and perquisites that he currently receives. Mr. Scheopner will also be eligible for an incentive bonus for 2024 as determined by the board of directors of the Company. As of the Transition Date, all outstanding and unvested stock awards held by Mr. Scheopner shall be fully vested.

Mr. Scheopner will continue to serve as a director of the Company and the Bank following the Transition Date up to the annual stockholder meeting to be held in 2025, when Mr. Scheopner’s current term as a director of the Company is scheduled to terminate. Mr. Scheopner will receive applicable director fees for such service.

The foregoing description of the letter agreement between the Company and Mr. Scheopner is qualified in its entirety by the text of the letter agreement, attached hereto as Exhibit 10.2.

Director Appointment. In connection with her service as President and Chief Executive Officer, Ms. Wendel has also been appointed to the boards of directors of the Company and the Bank, effective on the Transition Date. She will serve as a Class III director at the Company, which term expires at the 2025 annual meeting of stockholders.

Item 7.01. Regulation FD Disclosure.

On March 4, 2024, the Company issued a press release announcing Ms. Wendel’s appointment as Chief Executive Officer of the Company and the Bank and Mr. Scheopner’s retirement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information contained in Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except to the extent required by applicable law or regulation.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement between the Company, the Bank and Abigail M. Wendel, dated as of March 1, 2024 and effective as of the Transition Date

10.2	Addendum to Employment Agreement by and between the Company, the Bank and Michael E. Scheopner, dated as of March 1, 2024

99.1	Press Release issued March 4, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2024	Landmark Bancorp, Inc.

	By:	/s/ Mark A. Herpich
	Name:	Mark A. Herpich
	Title:	Chief Financial Officer